UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 27, 2010

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32363	58-2332639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

135 North Church Street, Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (864) 515-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Settlement of Missouri Class Action Lawsuit

On May 27, 2010, Advance America, Cash Advance Centers, Inc. (the “Company”) and the class representatives in the class action lawsuit of Hooper and Vaughn v. Advance America, Cash Advance Centers of Missouri, Inc., entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) for the purpose of resolving all claims in connection with certain loan transactions originated by the Company’s Missouri subsidiary from March 10, 2003 through July 9, 2010.  The Settlement Agreement is subject to court approval and certain other conditions before it becomes final.

Pursuant to the terms of the Settlement Agreement and subject to court approval, the parties to the litigation have, without admitting fact, fault, or liability, agreed to the following terms and conditions:

•                  The Company will establish a settlement pool of approximately $2.0 million for: (i) payment of all attorney fees, class action administration fees, and other fees and expenses related to the litigation; and (ii) payments and/or credits to settle the claims of certain customers of the Company’s Missouri subsidiary;

•                  The Company will offer discounts: (i) on the repayment of certain defaulted loans; and (ii) on fees to certain class members for future loans; and

•                  The Company and all other defendants will be released from any and all claims associated with the class action lawsuit.

The Company expects to reserve approximately $2.0 million for the settlement of the Missouri class action lawsuit, which will result in a charge against earnings in the second quarter of 2010.

Settlement of the Consolidated South Carolina Class Action Lawsuit

On June 2, 2010, Advance America, Cash Advance Centers, Inc. (the “Company”), several other unaffiliated defendants, and the class representatives in a consolidated class action lawsuit (collectively, the “South Carolina Plaintiffs”) entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve all claims in connection with certain loan transactions originated by the Company’s South Carolina subsidiary from August 27, 2004 through December 31, 2009.  As previously announced in the Company’s 2009 Annual Report on Form 10-K, the Company recorded a charge during the fourth quarter of 2009 of approximately $0.9 million to cover the estimated costs of the settlement (based on a December 2009 agreement in principle with the South Carolina Plaintiffs).  Although the Settlement Agreement is subject to court approval and certain other conditions before it becomes final, the Company does not currently expect to incur any additional charges in conjunction with this settlement.  The Settlement Agreement provides that the Company and all other defendants will be released from any and all claims associated with the consolidated class action lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advance America, Cash Advance Centers, Inc.
(Registrant)

Date: June 9, 2010	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy Chief Financial Officer and Executive Vice President